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                                                                      Exhibit 13

                        Executive Officers and Directors
                                       of
                    Equitable Capital Management Corporation

            The names of the Directors and the names and titles of the Executive Officers of Equitable Capital Management Corporation ("ECMC") and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of ECMC at 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to ECMC and each individual is a United States citizen.


            Name, Business Address            Present Principal Occupation
            ----------------------            ----------------------------
         *  Kevin R. Byrne                    Vice President and Treasurer, The Equitable
                                              Life Assurance Society of the United States
                                              and The Equitable Companies Incorporated

         *  Joseph J. Melone                  Chairman and Chief Executive Officer, The
                                              Equitable Life Assurance Society of the
                                              United States; President and Chief Executive
                                              Officer, The Equitable Companies
                                              Incorporated

         *  Louis M. Ocone                    Executive Vice President and Chief Financial
                                              Officer

         *  Stanley B. Tulin                  Senior Executive Vice President and Chief
                                              Financial Officer, The Equitable Life
                                              Assurance Society of the United States;
                                              Executive Vice President and Chief Financial
                                              Officer, The Equitable Companies
                                              Incorporated

 *  Director